UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549



                               FORM 8-K


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



                 Date of Report:          January 13, 1998

                 Date of earliest
                  event reported:         January  2, 1998



     LINCOLN NATIONAL CORPORATION
 (exact name of registrant as specified in its charter)



  Indiana              1-6028                   35-1140070
(State of        (Commission File Number)     (IRS Employer
Incorporation)                                Identification No.)


 200 East Berry Street,  Fort Wayne, Indiana    46802-2706
(Address of principal executive offices)        (Zip Code)




                            219-455-2000
                   (Registrant's telephone number)



Item 5   OTHER INFORMATION

On June 17, 1997 and October 7, 1997 Lincoln National Corporation ("LNC") filed Form 8-Ks with the Commission regarding the announcement and closing of the sale of its remaining 83.3% ownership in American States Financial Corporation ("ASFC"). On August 14, 1997 LNC included an "Asset Transfer and Acquisition Agreement dated July 27, 1997" related to the expected purchase of a block of individual life and annuity business in its Form 10-Q filing for the quarter ended June 30, 1997. This informational filing is a follow-up to these filings and includes a copy of the press release announcing the completion of the acquisition of a block of individual life and annuity business. This filing also includes pro forma financial statements for amounts that are significant to LNC but fall below the established guidelines for mandatory reporting under Item 2 of Form 8-K (testing completed based on the latest full year which is the year
ended December 31, 1996).   While this pro forma data is based on preliminary
analysis of the business acquired, management believes it is a reasonable
projection of the accounting impact.    Further analysis of the business
acquired will be completed in the first quarter of 1998. On October 1, 1997, Lincoln National Corporation ("LNC") sold its remaining 83.3% ownership in American States Financial Corporation ("ASFC") for $2.65 billion (includes repayment of intercompany debt of $300 million). The sales price was determined through the solicitation of companies that had expressed interest in acquiring ASFC. Through its subsidiary companies, ASFC provided personal lines insurance (auto, homeowners, multi-peril and other) and commercial lines insurance (business owners policies, auto, multiple-peril, workers' compensation, general liability and other) in most states of the United States. As a result of this sale LNC will no longer be in the property-casualty insurance business on a direct basis.

On January 2, 1998, LNC acquired a block of individual life insurance and annuity business from CIGNA Corporation for $1.4 billion. The price resulted from a negotiation process with the seller. This block of business includes individual life and annuity contracts from most states in the United States.

The following pro forma condensed consolidated balance sheet of LNC and its subsidiaries as of September 30, 1997 and the pro forma condensed consolidated statement of income for the nine months ended September 30, 1997 have been prepared based on the historical results of operations and financial condition of LNC and includes 1) the divestiture of LNC's 83.3% interest in ASFC and 2) the purchase of a block of individual life insurance and annuity business. Pro forma adjustments, which have been prepared by LNC's management, and the assumptions on which they are based are described in the accompanying notes to pro forma condensed consolidated financial statements. Other acquisition/disposition activities completed by LNC during 1997, which are not related to the transactions described above, have not been included in the following pro forma condensed consolidated financial statements since they are not material to LNC's financial position or results of operations either individually or in the aggregate as defined within the regulatory guidelines.

The pro forma condensed consolidated balance sheet assumes that LNC's divestiture of ASFC, the acquisition of the block of individual life insurance and annuity business, debt retirement and stock buy-back had been consummated as of September 30, 1997. The pro forma condensed consolidated statement of income assumes that LNC's divestiture of ASFC, the acquisition of the block of individual life insurance and annuity business, debt retirement and stock buy-back had been consummated on January 1, 1997. The actual dates for the disposition of ASFC and the acquisition of the block of individual life insurance and annuity business were October 1, 1997 and January 2, 1998, respectively.

LNC believes that the following pro forma financial statements may not be 1) indicative of the results that actually would have occurred if the divestiture and acquisition described in this document had been in effect on the dates indicated or 2) indicative of the results which may be achieved in the future.

The pro forma financial statements should be read in conjunction with the accompanying notes and the audited financial statements of LNC.


PRESS RELEASE


January 5, 1998

                 LNC COMPLETES $1.4 BILLION ACQUISITION
            OF CIGNA'S INDIVIDUAL LIFE & ANNUITIES BUSINESS


Lincoln National Corporation (NYSE: LNC) said today it completed the previously announced acquisition of the individual life and annuities business of CIGNA Corporation (NYSE: CI) for $1.4 billion in cash on January 2.

The acquisition, which was announced July 28, brings to Lincoln Life approximately $37 billion of individual life insurance in force, a premier career agency with 600 financial planners, expanded estate and financial planning capabilities, a life brokerage operation and an annuity distribution system. CIGNA's corporate-owned life insurance; group life insurance; international life insurance; and life, health and accident reinsurance businesses were not part of the transaction.

"This marks a significant step in LNC's strategy to become a more focused financial services company," said Ian M. Rolland, chairman and chief executive officer. "With increased strength in the life and annuities business, LNC is poised to be a leading provider of wealth protection and wealth accumulation products."

LNC also said today that certain costs arising from the integration of the acquired businesses with Lincoln Life will be charged to earnings in the first quarter of 1998. The charge is expected to be $30 million, pretax. In addition, LNC expects to realize expense savings of at least $40 million, pretax, by 1999 through consolidation.

Lincoln Life will operate from two primary locations, Fort Wayne, Ind., and Hartford, Conn. It is expected approximately 250 jobs will be eliminated in Fort Wayne and about 30 in Hartford in connection with the integration.

Jon Boscia, president and chief executive officer of Lincoln Life, said the management of the combined annuities operation will be located in Fort Wayne while the management of the combined life insurance operation will be based in Hartford. "We will achieve a better business and operational balance by managing these businesses from locations where we have the greatest capabilities and can capitalize on existing efficiencies.

"Lincoln Life now has a product portfolio in life insurance and annuities that is as full in its offerings and as up-to-date as any other insurance company," Boscia said.

With the acquisition, Lincoln Life now has a 2,300-member career agency force. Its products also are distributed through 15,000 brokers and 57,000 stockbrokers.

Lincoln Life is part of LNC, a prominent financial services holding company in the United States with more than $120 billion in assets under management and annual revenues of $5.0 billion. Its wealth accumulation and protection businesses provide annuities, life insurance, 401(k) plans, life-health reinsurance, institutional investment management and mutual funds.


           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                               September 30, 1997
                                  (in millions)

                          As Reported               Acquisition of           Pro Forma
                            Lincoln    Disposition  Life Insurance
                            National       of        and Annuity
                          Corporation     ASFC        Business      Adjustments  Consolidated
ASSETS:

Investments               $29,862.4    $            $5,512.3        $            $35,374.7
Cash and invested cash      1,247.0                    200.0         (200.0)(a)    1,247.0
Separate Accounts          36,762.3                                               36,762.3
Other                       5,425.0                     92.3                       5,517.3
Goodwill and other
 intangibles                  995.2                  1,400.0                       2,395.2
Discontinued operations     5,671.6     (5,671.6)                                           --
  Total Assets             79,963.5     (5,671.6)    7,204.6         (200.0)      81,296.5


LIABILITIES AND
 SHAREHOLDERS' EQUITY:

Insurance and
 investment contract
 liabilities               67,985.0                  5,270.7                      73,255.7
Short and long-term debt    1,292.5                                  (482.0)(b)      810.5
Other liabilities           1,894.4                    333.9           81.0 (c)    2,309.3
Discontinued operations     4,150.5     (4,150.5)                                            --
  Total Liabilities        75,322.4     (4,150.5)    5,604.6         (401.0)      76,375.5


Preferred stock                 1.2                                                    1.2
Common stock                  962.5       (304.5)                     261.2 (d)      919.2
Retained earnings           3,045.9     (1,040.0)    1,600.0          (60.2)(d)    3,545.7
Net unrealized gain
 (loss) on securities
 available-for-sale           597.4       (176.6)                                    420.8
Other shareholders'
 equity                        34.1                                                   34.1
  Total Shareholders'
   Equity                   4,641.1     (1,521.1)    1,600.0          201.0        4,921.0

  Total Liabilities and
   Shareholders' Equity   $79,963.5   $(5,671.6)    $7,204.6        $(200.0)     $81,296.5



See notes to unaudited pro forma condensed consolidated financial statements.



          PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT (UNAUDITED)

                      Nine Months Ended September 30, 1997
                     (in millions, except per share amounts)

                          As Reported               Acquisition of             Pro Forma
                            Lincoln    Disposition  Life Insurance
                            National       of        and Annuity
                          Corporation     ASFC         Business       Adjustments Consolidated
REVENUE:

Premiums and other
 considerations           $1,855.9     $            $359.0            $           $2,214.9
Net investment income      1,665.7                   341.0                         2,006.7
Realized gain on
 investments                  71.6                     3.0                            74.6
Gain (loss) on sale of
 subsidiaries                   --                                                        --
  Total Revenue            3,593.2                   703.0                         4,296.2


BENEFITS AND EXPENSES:

Benefits and settlement
 expenses                  2,149.5                   457.0                         2,606.5
Underwriting,
 acquisition, insurance
 and other expenses        1,175.8                   135.0              12.9 (e)   1,323.7
Interest expense              70.1                                     (14.8)(f)      55.3
  Total Benefits
   and Expenses            3,395.4                   592.0              (1.9)      3,985.5

  Net Income from
   Continuing Operations
   before Federal Income
   Taxes                     197.8                   111.0               1.9         310.7

Federal Income Taxes          37.9                    39.0               5.2(g)       82.1

  Net Income (loss) from
   Continuing Operations     159.9                    72.0              (3.3)        228.6

Discontinued Operations      134.9       (134.9)                                        --

  Net Income (Loss)       $  294.8      $(134.9)     $72.0            $ (3.3)     $228.6(h)


  Net Income Per Share    $    2.85                                                 2.31(i)



See notes to unaudited pro forma condensed consolidated financial statements.


NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Balance Sheet Items:

(a) Pro forma adjustments, reflect LNC's receipt of cash proceeds of $2.65 billion from the sale of ASFC and disbursements of 1) $447.6 million for income taxes related to the ASFC sale, 2) $482.0 million to retire debt, 3) $320.4 million to buy-back shares of its own common stock and 4) $1.4 billion for the purchase of a block of individual life and annuity business. In addition, LNC increased the capital in its Life Insurance and Annuity segment by $200 million to support the block of individual life and annuity business by $200 million.

(b) Pro forma adjustment to reflect LNC's retirement of $482.0 million of LNC debt.

(c) Pro forma adjustments to restore net items designated as discontinued operations in the September 30, 1997 balance sheet but subsequently retained by LNC.

(d) Pro forma adjustments to common stock reflect the net result of an addition of $304.5 million consolidating adjustment for ASFC's common stock and a reduction of $43.3 million for the buy-back of LNC common stock.

     Pro forma adjustments to retained earnings reflect the net result of additions of 1) $1.040 billion consolidating adjustment for ASFC's retained earnings and 2) $776.9 million for the after-tax gain on sale of ASFC and reductions of 1) $277.1 million for the buy-back of LNC common stock, 2) $1.6 billion for a consolidating adjustment related to the block of individual life and annuity business.

     A resolution passed on June 9, 1997 by the Board of Directors of LNC in conjunction with the sale of ASFC authorized a buy-back of LNC common stock totaling $500 million. Between June 9, 1997 and September 30, 1997, LNC disbursed $179.6 million to repurchase its common stock. This amount, along with the amounts shown above ($43.3 million and $277.1 million) totals $500 million.


Income Statements Items:

(e) Assumption has been made that amortization of deferred acquisition costs and present value of future profits associated with the block of individual life and annuity business prior to the acquisition is equal to the amortization of present value of future profits that results after the completion of the acquisition. Adjustment to underwriting, acquisition, insurance and other expenses represent nine months of amortization of goodwill that results from this transaction.

(f) Pro forma adjustment to reflect reduction in interest expense due to repayment of $86.7 million in long-term debt and $204.5 million in short-term debt outstanding as of January 1, 1997.

(g) The pro forma adjustments reflect the tax expense related to the income resulting from a reduction in interest expense as shown in "(f)" above was calculated using a federal statutory rate of 35%.

(h) LNC recorded a gain on sale of ASFC of $776.9 million ($1.225 billion pre-tax) in October of 1997. This gain was not reflected in the pro forma condensed statement of income.

(i) Net income per share "as reported" is based on 103,480,259 average shares outstanding. The net income per share amount on a "pro forma" basis, is based on average shares of 98,903,136. This reduced average shares reflect the buy-back of shares as authorized by the Board of Directors in conjunction with the sale of ASFC.

                               SIGNATURE PAGE


                         LINCOLN NATIONAL CORPORATION




          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



             Lincoln National Corporation


             By /s/ Richard C. Vaughan

             Richard C. Vaughan
             Executive Vice President and
             Chief Financial Officer



             By /s/ Donald L.Van Wyngarden

             Donald L. Van Wyngarden
             Second Vice President and
             Controller



             Date January 13, 1998